SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                    INTERNATIONAL ASSETS HOLDING CORPORATION
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    INTERNATIONAL ASSETS HOLDING CORPORATION

                        250 Park Avenue South, Suite 200
                           Winter Park, Florida 32789

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 15, 2001

                                ----------------

TO THE STOCKHOLDERS OF
INTERNATIONAL ASSETS HOLDING CORPORATION

Notice is hereby given that the annual meeting of the stockholders of International Assets Holding Corporation will be held on Tuesday, February 15, 2001 at 10:00 a.m. local time, on the campus of Rollins College, Bush Executive Center, Kindlund Gallery - Crummer 308, 1000 Holt Avenue, Winter Park, Florida 32789 for the following purposes:

         1. To elect a Board of six Directors to serve until the next annual meeting and until their successors shall have been elected and qualified.

         2. To approve the action of the Board of Directors in selecting KPMG LLP as auditors to audit the financial statements of International Assets Holding Corporation and subsidiaries for the period commencing October 1, 2000 and ending September 30, 2001.

         3. To approve a proposal to amend the International Assets Holding Corporation Stock Option Plan to increase the total number of shares available for issuance under the Plan from 839,300 to 1,339,300 shares.

         4. The transaction of such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on December 29, 2000 will be entitled to vote at the meeting. It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                                            By Order of the Board of Directors


                                            DIEGO J. VEITIA
                                            Chairman

P.S. In order to save your Corporation the additional expense of further solicitation, please be kind enough to complete and return your proxy card today.

Winter Park, Florida
January 12, 2001

                    INTERNATIONAL ASSETS HOLDING CORPORATION

                              250 Park Avenue South
                                    Suite 200
                           Winter Park, Florida 32789

                             ----------------------

                                 PROXY STATEMENT

                               ------------------

         This proxy statement is furnished in connection with the solicitation by or on behalf of the Board of Directors of International Assets Holding Corporation (the "Corporation"") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on the campus of Rollins College, Bush Executive Center, Kindlund Gallery - Crummer 308, on Tuesday, February 15, 2001 at 10:00 a.m. local time. The address of Rollins College is 1000 Holt Avenue, Winter Park, Florida 32789.

Proxy Solicitation

         All proxies in the enclosed form which are properly executed and returned to the Corporation will be voted as provided for therein at the Annual Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Corporation. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person.

         The Board of Directors intends to bring before the Annual Meeting the matters set forth in items 1, 2 and 3 in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to items 1, 2 and 3 in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted IN FAVOR of the election of the six directors named under item 1; IN FAVOR of ratification of KPMG LLP as auditors; and IN FAVOR of the amendment to the International Assets Holding Corporation Stock Option Plan to increase the total number of shares available for issuance under the Plan from 839,300 to 1,339,300. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed Proxy and acting thereunder will vote in accordance with the views of management thereon. This Proxy Statement and Form of Proxy are being first sent to stockholders on or about January 12, 2001.

         With respect to the election of Directors (Item 1), the six nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the selection of independent public accountants (Item 2). The affirmative vote of a majority of the votes cast at the meeting is required for approval of the amendment to the International Assets Holding Corporation Stock Option Plan to increase the total number of shares available for issuance under the Plan from 839,300 to 1,339,300 shares (Item 3).

         Pursuant to Delaware law, abstentions, but not broker non-votes will be treated as shares present and entitled to vote on the subject matter at the Annual Meeting. Thus, an abstention will be counted as a "no vote" and a broker non-vote will in effect reduce the absolute number of affirmative votes needed for approval.

         The Corporation will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph and personal contact. The cost to solicit proxies will be borne by the Corporation. The Annual Report of the Corporation for its fiscal year ending September 30, 2000 has been mailed to stockholders with this proxy statement.

Voting Securities and Principal Holders Thereof

         Holders of common stock of the Corporation of record at the close of business December 29, 2000, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of December 15, 2000, the Corporation had outstanding 2,218,940 shares of common stock. The stockholders are entitled to one vote per share of common stock on all business to come before the meeting. The Corporation knows of three entities which own, control, or share dispositive powers over shares in excess of 5%. As of December 15, 2000, the Diego J. Veitia Family Trust owns 24.25% of the outstanding common stock. Diego J. Veitia, as sole beneficiary of the trust and through additional holdings, owns 28.17% of the outstanding common stock. The IAAC 401(k) Profit Sharing Plan owns 7.23% of the outstanding common stock. As of December 15, 2000, the executive officers and directors of the Corporation as a group beneficially own in the aggregate 39.02% of the outstanding common stock of the Corporation.

                         ITEM 1 - ELECTION OF DIRECTORS

         At the Annual Meeting six directors, constituting the entire Board of Directors of the Corporation, are to be elected to hold office until the next annual meeting or until their successors are elected and shall have qualified. Each nominee has consented to serve if elected. Officers are elected annually by the Board of Directors. The age, principal position of each nominee, and the year they first became a director and officer of the Corporation are as follows:

                                                                                           First            First
                                                                                          Became            Became
           Name                              Age ( ) and Position                        Director          Officer
           -----                             --------------------                        --------         ---------
Diego J. Veitia                     (57) Director, Chairman of the Board and CEO           1987              1987
                                    of the Corporation; Director, Chairman of
                                    the Board, CEO and President of
                                    International Assets Advisory Corp.
                                    ("IAAC"), INTLTRADER.COM, Inc. ("ITCI"),
                                    Global Assets Advisors, Inc. ("GAA"),
                                    International Asset Management Corp.
                                    ("IAMC"), International Financial Products,
                                    Inc. ("IFP"), and Offshore Trader.com Ltd.
                                    ("OTCL").


William C. Dennis, Jr.              (57) Director, President and COO of the                2000              2000
                                    Corporation since September, 2000; formerly
                                    Special Assistant to the Chairman of the
                                    Board from April, 2000 until September,
                                    2000; since April, 2000 currently serving as
                                    Special Assistant to the Chairman of the
                                    Board of IAAC, ITCI, and GAA.

                                                                                           First             First
                                                                                          Became            Became
           Name                              Age ( ) and Position                        Director           Officer
           -----                             --------------------                        --------         ---------
Stephen A. Saker                    (54) Director, Vice President and Secretary            1990              1987
                                    of the Corporation; Director, Executive Vice
                                    President and Secretary of IAAC; Director,
                                    Vice President and Secretary of GAA, IAMC
                                    and ITCI.


Jerome F. Miceli                    (57) Director of the Corporation                       1990                --


Robert A. Miller, Ph.D.             (57) Director of the Corporation                       1998                --

Jeffrey L. Rush, M.D.               (60) Director of the Corporation                       1999                --

Diego J. Veitia founded the Corporation in 1987 to serve as a holding company for IAAC and other subsidiaries. He has served as Chairman of the Board, director and Chief Executive Officer of the Corporation since its inception. He also served as President of the Corporation from 1987 until 1991 and re-assumed the presidency upon Mr. Miceli's resignation in November, 1999 until Mr. Dennis' appointment in September, 2000. Mr. Veitia founded IAAC in 1981 and has served as Chairman of the Board and director since that time and currently serves as its President. Mr. Veitia is also currently serving as Chairman, Chief Executive Officer and President of GAA, IAMC, IFP, ITCI and OTCL. Mr. Veitia also serves as Chairman of Veitia and Associates, Inc., an inactive registered investment advisor. Mr. Veitia served as Chairman of All Seasons Global Fund, Inc., a publicly held closed-end management investment company from October 1987 until October 1996. During the last five years, Mr. Veitia has also served as director of America's All Seasons Income Fund, Inc., an inactive management investment company.

William C. Dennis joined the Corporation in April 2000 and became a director, President and COO in September 2000. Prior to joining the Corporation Mr. Dennis served as Executive Vice President and Chief Financial Officer of Tucker, Anthony Sutro (formerly known as Freedom Securities Corp.) in Boston, Massachusetts from 1997 until 2000. From 1996 to 1997 Mr. Dennis was a director and Chief Financial Officer of Rodman and Renshaw Capital Group, Inc., a financial services firm in New York City.

Stephen A. Saker has been a director of the Corporation since 1990 and has served as Secretary and Vice President of the Corporation since 1991. Mr. Saker has also served as director, Executive Vice President and Secretary of IAAC since 1985. Mr. Saker currently serves as Vice President, Secretary and Director of GAA, IAMC and ITCI. Since November 1991, Mr. Saker has served as Vice President and Secretary of Veitia and Associates, Inc. Mr. Saker also served as Secretary and director of All Seasons Global Fund, Inc. from October 1987 until October 1996.

Jerome F. Miceli has been a director of the Corporation since 1990. Mr. Miceli served as President, Chief Operating Officer and Treasurer of the Corporation from 1991 to 1999. Mr. Miceli also served as President, Chief Executive Officer, Treasurer and director of IAAC from 1990 to 1999. Until November 1999 Mr. Miceli also served as President, Treasurer and Director of ITCI, GAA, IAMC, IFP and OTCL. In November 1999 Mr. Miceli resigned, due to medical reasons, from all of his officer positions with the Corporation and all of his officer and director positions of the Corporation's subsidiaries. In addition, from December 1990 until October 1996, Mr. Miceli served as Treasurer and director of All Seasons Global Fund Inc., a publicly held closed-end management investment company. Mr. Miceli also served as President of Veitia and Associates, Inc., an inactive registered investment advisor, from 1990 until 1999.

Robert A. Miller, Ph.D. became a director of the Corporation in February, 1998. Dr. Miller has served as President of Nazareth College in Rochester, New York since 1998. Dr. Miller previously served as the Academic Vice President of Queens College in Charlotte, North Carolina from 1994 to 1998. Dr. Miller served as a director of All Seasons Global Fund, Inc., a publicly held closed-end management investment company from 1988 until 1996. In November 2000 Dr. Miller became a director of Bergmann Associates, LLC, a privately owned architectural and engineering firm with headquarters in Rochester, N.Y.

Jeffrey L. Rush, M.D. became a director of the Corporation in February, 1999. Dr. Rush is a graduate of Dartmouth and State University New York Medical School in 1966. He has been a Board Certified Radiologist since 1972. Dr. Rush served as Chairman of the Radiology Dept. at Alvarado Medical Center, San Diego, CA from 1972 - 1994. In addition, he served on the Advisory Board, National Medical Enterprises (Tenet Health) from 1982 - 1990. Dr. Rush presently serves as Chairman of Pacific Medical Building, LP, a developer and owner of medical office buildings and clinics. He has served in that capacity since 1991.

Director Remuneration

         Members of the Board of Directors who are not officers or employees of the Corporation were paid an annual fee of $21,000 for the 1999 and 2000 calendar years comprised of (i) $15,000 which is deposited in installments into a brokerage account and paid to each director for the purchase of common stock of the Corporation in the open market, and (ii) $6,000 payable in cash in quarterly installments of $1,500 each. In addition to the annual fee, outside directors also receive $500 for each board meeting attended. Such directors were also reimbursed for expenses relating to their attendance at meetings during the fiscal year. The fee portion for stock purchases for one director was redirected for cash payment beginning June 2000.

         Further, those directors who served as chairman of the audit, compensation and personnel committees during the fiscal year ended September 30, 2000 received $5500 for these additional responsibilities.

Meetings of the Board

         There were four regularly scheduled meetings of the Board of Directors during fiscal year 2000. The Board has established Audit and Compensation committees. Robert A. Miller served as Chairmen of the Audit Committee during fiscal year 2000. Jeffrey L. Rush and Jerome F. Miceli were the other members. Jeffrey L. Rush served as Chairman of the Compensation Committee during fiscal year 2000 and Robert A. Miller and Jerome F. Miceli were the other members. The Audit Committee met in October to discuss pre-audit considerations for the fiscal year end September 30, 2000 and again in November, 2000, to evaluate the audit results. Both meetings were after the fiscal year end of September 30, 2000. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors held during fiscal year 2000 and (2) the total number of meetings held by all committees of the board on which he served during fiscal year 2000.

Other Executive Officers

                                                                                  First Became
Name                                Age ( ) and Position                            Officer
-----                               --------------------                            -------
Jonathan C. Hinz                    (38) Chief Financial Officer
                                    and Treasurer                                    1995

Tresa Veitia Williamson             (35) Vice President and
                                    Director of Marketing                            1999

Gregory T. Gerard                   (40) Senior Vice President of
                                    Global Business Development                      2000

Jonathan C. Hinz joined the Corporation in October 1995 and currently serves as Chief Financial Officer and Treasurer for the Corporation, IAAC, GAA, ITCI, IFP, IAMC and OTCL. Prior to joining the Corporation, Mr. Hinz served as Chief Financial Officer and Controller of Computer Science Innovations, Inc. from 1987 to 1995. Mr. Hinz is a certified public accountant.

Tresa Veitia Williamson joined IAAC in September 1995 and currently serves as Vice President and Director of Marketing for the Corporation, IAAC, GAA, ITCI, IFP and OTCL. Prior to joining the Corporation, Ms. Veitia Williamson was an account supervisor at Ogilvy & Mather in New York. Ms. Veitia Williamson received an MBA from Columbia University in 1989.

Gregory T. Gerard joined the Corporation in January 2000 and currently serves as its Senior Vice President of Global Business Development. Prior to joining the Corporation, Mr. Gerard was a Managing Director for Credit Lyonnais Securities in New York from 1998 through 1999. Prior to that, Mr. Gerard was a Vice President at Chase Securities, Inc. from 1994 until 1998.

                  ITEM 2 - APPROVAL OF APPOINTMENT OF AUDITORS

         The Audit Committee of the Board has selected KPMG LLP as independent public accountants to audit the financial statements of the Corporation and certain of its subsidiaries for the fiscal year 2001. The Board has endorsed this appointment and it is being presented to the stockholders for approval.

         KPMG LLP has audited the financial statements of the Corporation since 1990. Services that have been provided by KPMG LLP include: (1) regular audits of the Corporation's consolidated financial statements, assistance in SEC filings, and consultation on accounting and financial reporting matters; (2) audits of the financial statements of certain subsidiary companies to meet regulatory requirements; and (3) timely quarterly reviews and income tax preparation and consulting.

         Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

         If the stockholders do not approve the appointment of KPMG LLP, the Audit Committee will select another firm of auditors for the ensuing year.

             YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                   ITEM 3 - AMENDMENT TO INTERNATIONAL ASSETS
                      HOLDING CORPORATION STOCK OPTION PLAN

General

         On June 9, 2000, the Corporation's Board of Directors approved an amendment effective June 9, 2000, to the International Assets Holding Corporation Stock Option Plan, as amended (the "Plan") and approved its submission to the shareholders for their approval. The Plan was initially adopted by the Board of Directors on January 23, 1993, and approved by the shareholders on November 10, 1993. The Plan was subsequently amended effective December 28, 1995 to increase the number of shares available for issuance under the Plan from 250,000 to 500,000 shares and again on October 31, 1998, to increase the number of shares available for issuance under the Plan from 500,000 to 700,000. This number has been increased by two stock dividends payable to the Plan to a current total of 839,300. The proposed amendment to the Plan increases the number of shares available for issuance under the Plan from 839,300 to 1,339,300 shares, an increase of 500,000 available for issuance. As of December 15, 2000, the closing price for the Corporation's common stock on the National Association of Securities "Dealers" Automated Quotation System was $3.81 per share.

Plan Description

         The following summary describes briefly the principal features of the Plan, which is attached as Exhibit A to this Proxy Statement. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of the Plan.

Purpose

         The purpose of the Plan is to advance the growth and development of the Corporation by affording an opportunity to directors, executives, consultants and key employees of the Corporation and its affiliates to purchase shares of the Corporation's common stock and to provide incentives for them to put forth maximum efforts for the success of the Corporation's business.

Eligibility

         The Plan provides that awards may be granted to directors, consultants, officers, and executive, managerial, and other key employees of the Corporation or any parent or subsidiary of the Corporation. Non-employee directors or consultants of the Corporation are eligible to receive awards only of Nonqualified Options (as defined below). Approximately 30 employees of the Corporation and its subsidiaries are eligible to participate in the Plan.

Stock Subject to the Plan

         The current total number of shares of stock which may be issued by the Corporation to all optionees under the Plan is 839,300 shares and will increase to 1,339,300 shares upon shareholder approval of the proposed amendment to the Plan. If and to the extent an option granted under the Plan expires or terminates for any reason whatsoever, in whole or in part, the shares (or remaining shares) of stock subject to that particular option shall again be available for grant under the Plan.

Administration

         The Plan is to be administered by the Board of Directors of the Corporation (the "Board"); provided, however, that the Board may from time to time appoint a Compensation Committee consisting of not less than two directors and delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board under the Plan. The Board may issue incentive stock options ("Incentive Options") within the meaning as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as Incentive Options ("Nonqualified Options"). In addition, the Board shall have the discretion to determine the employees, directors and consultants to whom options are to be granted and the number of shares subject to the options.

General Conditions

         The Plan sets forth certain general conditions relating to the options that may be granted thereunder: (a) the maximum term of any Incentive Option shall be 10 years; (b) an option shall be exercisable only as long as optionee is in "continuous employment" with the Corporation as such term is defined in the Plan or is continually on the Board of Directors of the Corporation, or any parent subsidiary or successor thereof except as expressly permitted by the Plan; and (c) an option granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution.

Stock Options

         The option price of stock options granted under the Plan shall not be less than 100% of the fair market value of the stock on the date the option is granted. The option price of stock options granted under the Plan to any individual who possesses more than 10% of the combined voting power of all classes of common stock of the Corporation shall not be less than 110% of the fair market value of the stock on the date the option is granted.

          Options shall become exercisable as provided by the Board in the Option Agreement. An option shall terminate upon the occurrence of the following conditions: (a) the expiration of one year after termination of employment by death or disability; (b) immediately upon termination for cause; (c) the expiration of 90 days after termination of employment for a reason other than death, disability or cause; or (d) the expiration of 90 days after the removal or resignation of the optionee from the Board.

         The Plan contains certain additional conditions applicable to options designated as Incentive Options. Incentive Options may be granted only to employees. No employee may be granted Incentive Options exercisable for the first time in any calendar year in which Incentive Options have an aggregate fair market value of stock (determined for each Incentive Option at its date of grant) in excess of $100,000. An Incentive Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation shall have a per-share exercise price of not less than 110% of the fair market value of the stock on the date the option is granted.

         Payment of the exercise price may be made in cash, by certified bank check, in shares of the Corporation's common stock or any combination of the foregoing. At the discretion of the Board, the Corporation may also accept a promissory note, secured or unsecured, in the amount of the option price.

Plan Termination and Amendment

         Under its terms, the Plan will terminate on January 23, 2003. Furthermore, the Plan may be amended or terminated at any time by the Board. Any termination shall not affect any award then outstanding. Amendments to the Plan may be made without shareholder approval, except as such shareholder approval may be required by law or the rules of a national securities exchange, or if the amendment would increase the number of shares that may be issued under the Plan, or modify the requirements as to eligibility for participation in the Plan.

Benefits to Certain Employees and Employee Groups

         As of December 15, 2000, a total of 411,141 options have been granted under the Plan and are outstanding. Set forth below is a summary as of December 15, 2000 of options which have been granted to those executive officers named in the Summary Compensation Table, all executive officers as a group, all current directors who are not executive officers as a group, and the group of all employees who are not executive officers.

                             PLAN BENEFITS

             Name                                   Number of Option Shares
             ----                                   -----------------------

             Diego J. Veitia                                110,308
             William C. Dennis, Jr.                          75,000
             Stephen A. Saker                                49,215
             Tresa N. Veitia--Williamson                     15,443
             Jonathan C. Hinz                                14,394
             Executive Officers As A Group                  264,360
             Current Directors Who are Not
               Executive Officers As A Group                 34,880

             Employees Who Are Not Executive
               Officers As A Group                          111,901

A total of 171,599 options were exercised by executive officers during the fiscal year ended September 30, 2000.

         Because grants of a portion of the Corporation's securities under the Plan will occur at a future date, the actual benefits that may be received by or allocated to Corporation employees under the Plan cannot be fully determined at this time. Notwithstanding the foregoing, if the amendment to the Plan increasing the number of shares available for issuance under the Plan from 839,300 to 1,339,300 shares is approved by the shareholders, the Board has determined that stock options will be granted at a future date to those executive officers named in the Summary Compensation Table as set forth below.

             Name                                   Number of Option Shares
             ----                                   -----------------------

             William C. Dennis, Jr.                          25,000
             Executive Officers as a Group                   25,000


Federal Tax Treatment of Options

         If an option is granted to an employee in accordance with the terms of the Plan, no income will be recognized by such employee at the time the option is granted.

         Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income, and will be deductible for tax purposes by the Corporation in the year in which the optionee recognizes the ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.

         Section 16(b) of the Exchange Act generally subjects executive officers, directors and 10% shareholders of the Corporation to potential liability if they both buy and sell shares of the Corporation's stock within a six-month period. In the case of employees who are subject to these rules, generally, unless the employee elects otherwise, the relevant date for measuring the amount of ordinary income to be recognized upon the exercise of a Nonqualified Option will be the later of (i) the date the six-month period following the date of grant lapses and (ii) the date of exercise of the Nonqualified Option.

         Generally, upon exercise of an Incentive Option, an employee will not recognize any income and the Corporation will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the employee disposes of shares of stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the employee will recognize ordinary income, and the Corporation will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Incentive Option will ordinarily constitute capital gain. In the case of an employee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the employee's ordinary income and the Corporation's tax deduction in connection with any such disqualifying disposition will normally be the later of (i) the date the six-month period after the date of grant lapses or (ii) the date of exercise of the Incentive Option.

         If an option is exercised through the use of stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired through the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

             YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE
  AMENDMENT TO THE INTERNATIONAL ASSETS HOLDING CORPORATION STOCK OPTION PLAN.


                     ITEM 4 - TRANSACTION OF OTHER BUSINESS

         The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to the discretion of management insofar as such proxies are not limited to the contrary.


EXECUTIVE COMPENSATION


Summary Compensation Table

The following table is a three-year summary of the compensation awarded or paid to, earned by, the Corporation's Chief Executive Officer and its four most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year.

                                                                 Long-Term Compensation
Name and Principal               Annual                          ----------------------
Position                    Compensation (1)           Restricted      Common Stock       Long Term
--------                    ----------------             Stock            Under          Incentive      All Other (3)
                       Year      Salary        Bonus   Award ($)       Options (2)        Payouts       Compensation
                       ----      ------        -----   ---------       -----------        -------       ------------

Diego J. Veitia,       2000    $147,092      $201,690    $    -              -              $   -           $14,500
Director, Chairman     1999    $143,504      $112,971    $    -          119,900            $   -           $19,146
of the Board and       1998    $140,004      $   -       $    -              -              $   -           $ 4,075
Chief Executive
Officer

William C. Dennis,     2000    $ 80,321      $ 62,500    $    -           75,000            $   -           $   600
Director, President,
and Chief Operating
Officer (4)

                                                                 Long-Term Compensation
Name and Principal               Annual                          ----------------------
Position                    Compensation (1)           Restricted      Common Stock       Long Term
--------                    ----------------             Stock            Under          Incentive      All Other (3)
                       Year      Salary        Bonus   Award ($)       Options (2)        Payouts       Compensation
                       ----      ------        -----   ---------       -----------        -------       ------------

Stephen A. Saker,      2000    $219,805      $ 15,000    $    -             -               $   -           $ 3,648
Director, Vice         1999    $169,046      $ 10,000    $    -          23,980             $   -           $ 8,610
President and          1998    $166,446      $    -      $    -             -               $   -           $   890
Secretary

Tresa N. Veitia--      2000    $ 88,544      $ 20,000    $    -           6,450             $   -           $   -
Williamson, Vice       1999    $ 73,544      $ 15,000    $    -             -               $   -           $ 3,552
President and          1998    $ 71,750      $  1,100    $    -             -               $   -           $   513
Director of
Marketing

Jonathan C. Hinz,      2000    $ 87,658      $ 20,000    $    -           7,200             $   -           $   -
Treasurer and          1999    $ 70,000      $ 15,000    $    -             -               $   -           $ 2,293
Chief Financial        1998    $ 61,066      $  1,100    $    -             -               $   -           $   331
Officer

--------------------------------------------------------------------------------

(1) For fiscal years ended September 30, 2000, 1999 and 1998, the dollar value of other annual compensation for each individual named in the above table did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(2) Option shares presented have been restated for the 10% stock dividend declared by the Corporation on February 25, 2000 for shareholders of record as of March 10, 2000. Option shares have also been restated for the 10% stock dividend declared by the Corporation on February 12, 1999 for shareholders of record as of March 5, 1999.

(3) All other compensation is comprised of Corporation contributions to the Corporation's 401(k) Profit Sharing Plan (formerly known as the Employee Stock Ownership Plan), Retirement Savings Plan, automobile related benefits and payments for personal income tax preparation fees. A contribution will be made to the 401(k) Profit Sharing Plan and the Retirement Savings Plan for the fiscal year ended September 30, 2000, which will be allocated to all eligible employees of the Corporation as of December 31, 2000. This discretionary employer contribution is subject to allocation to the two plans based on calendar year end employee 401(k) contributions and total calendar year end compensation.

(4) Mr. Dennis joined the Corporation on April 27, 2000 as Special Assistant to the Chairman and assumed the position of Director, President and Chief Operating Officer on September 7, 2000. Compensation stated above includes base salary earned during the portion of the fiscal year from April 27, 2000 through September 30, 2000 and bonus earned during the same period.


Stock Options and Stock Appreciation Rights (SAR)

The International Assets Holding Corporation Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation in January, 1993 and approved by the stockholders in November, 1993. On February 15, 1996 the shareholders approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 250,000 to 500,000 shares effective December 28, 1995. On February 16, 1999 the shareholders approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 500,000 to 700,000 shares.

In accordance to the terms of the Plan, the 10% stock dividend declared by the Corporation on February 12, 1999, and payable to shareholders of record as of March 5, 1999, resulted in a corresponding 10% adjustment for all stock options issued prior to March 5, 1999. Previously issued option shares have been proportionately increased by 10% and the corresponding option exercise price per share has also been reduced by 10%. The total options authorized under this plan was also proportionally increased from 700,000 options to 770,000 options as a result of this stock dividend.

In addition, the Corporation's Board of Directors authorized a 9% share and price adjustment for outstanding stock options issued prior to March 10, 2000. This adjustment is related to the Company's 10% stock dividend declared on February 25, 2000 and paid on March 24, 2000. Previously issued option shares have been proportionately increased by 9% and the corresponding option exercise price per share has also been reduced by 9%. In conjunction with the stock dividend for record date March 10, 2000 the total options authorized under the Plan were proportionally increased from 770,000 options to 839,300 options as a result of this stock dividend.

The Plan permits the granting of awards to employees of the Corporation and its subsidiaries in the form of stock options of the Corporation's common stock. Stock options granted under the Plan may be "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which do not meet the requirements of
Section 422.

The Plan is administered by the Board of Directors or a committee thereof. The Plan gives broad powers to the Board of Directors to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights and to prescribe the particular form and conditions of each option or right granted. All options are granted at an exercise price equal to the fair market value or 110 percent of the fair market value of the Corporation's common stock on the date of the grant. Awards may be granted pursuant to the Plan through January, 2003. The Plan may be terminated earlier by the Board of Directors at its sole discretion.

No Stock Appreciation Rights (SAR) have been granted by the Corporation.


Option/SAR Grants in Last Fiscal Year

The following table reports total options granted to named executive officers during the 2000 fiscal year. Individual grants are as follows.

                                   Number of
                                  Securities             % of Total
                                  Underlying            Options/SAR's         Exercise
                                 Options/SAR's           Granted to           or Base
                                   Granted              Employees in           Price          Expiration
    ExecutiveOfficer              (#/Shares)            Fiscal Year          ($/Share)           Date
    ----------------              ----------            -----------          ---------           ----
    William C. Dennis(1)            75,000                 49.19%             5.1875            4/27/10
    Tresa N. Veitia--
         Williamson  (2)             6,450                  4.23%          7.167, 11.625    12/9/09, 3/10/10
    Jonathan C. Hinz (3)             7,200                  4.72%          7.167, 11.625    12/9/09, 3/10/10

    ----------------------------------------------------------------------------
    (1) An option to purchase 19,275 shares becomes exercisable on each of 10/1/00, 10/1/01 and 10/1/02 and an option to purchase the remaining 17,175 shares becomes exercisable on 10/1/03.

    (2) An option to purchase 5,450 shares was granted with an exercise price of $7.167, and an expiration date of 12/9/09 whereby 20% of the option becomes exercisable on each of 12/9/02, 12/9/03, 12/9/04, 12/9/05 and 12/9/06. An option to purchase an additional 1,000 shares was granted with an exercise price of $11.625 and an expiration date of 3/10/10 whereby 20% of the option becomes exercisable on 3/10/01, 3/10/02, 3/10/03, 3/10/04 and 3/10/05.

    (3) An option to purchase 5,450 shares was granted with an exercise price of $7.167 and an expiration date of 12/9/09 whereby 20% of the option becomes exercisable on each of 12/9/02, 12/9/03, 12/9/04, 12/9/05 and 12/9/06. An option to purchase an additional 1,750 shares was granted with an exercise price of $11.625 and an expiration date of 3/10/10 whereby 20% of the option becomes exercisable on each of 3/10/01, 3/10/02, 3/10/03, 3/10/04 and 3/10/05.


Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth for each of the Named Executive Officers certain information concerning options exercised during the fiscal year ended September 30, 2000 and the number of shares subject to both exercisable and unexercisable stock options as of that date. The table also shows values for "in-the-money" options. These values represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Corporation's common stock as of September 30, 2000.

                                                           Number of Securities
                              Shares                      Underlying Unexercised          Value of Unexercised
                             Acquired                           Options At               In-the-Money Options
                                On           Value          September 30, 2000           At September 30, 2000
                             Exercise      Realized      Exercisable/Unexercisable     Exercisable/Unexercisable
     Executive Officer          (#)         ($) (1)              (#) (2)                        ($)(3)
     -----------------      -----------  -------------   -------------------------     -------------------------
     Diego J. Veitia          129,800     $639,074           62,348 / 47,960             $254,008 / $209,777
     William C. Dennis            -       $    -                -   / 75,000             $    -   / $ 42,188
     Stephen A. Saker          40,000     $211,860           34,827 / 14,388             $ 94,668 / $ 64,732
     Tresa N. Veitia-
           Williamson             -       $    -              3,597 / 11,846             $ 11,647 / $ 17,472
      Jonathan C. Hinz          1,799     $ 19,924            1,799 / 12,595             $  5,825 / $ 17,469

--------------------------------------------------------------------------------

     (1) Based on the fair market value of the Corporation's common stock on the exercise date (the closing price) minus the exercise price and multiplied by the number of shares acquired.

     (2) Includes both "in-the-money" and "out-of-the-money" options. "In the-money" options are options with exercise prices below the market price of the Corporation's common stock on September 30, 2000.

     (3) Based on the closing price of the Corporation's common stock on September 30, 2000 ($5.75) minus the exercise price.

Employment Agreements

         The Corporation has entered into an employment agreement with Diego J. Veitia, its chief executive officer, which expires March 24, 2001. Under the terms of the agreement, Mr. Veitia will receive a base annual salary of 147,092, a bonus, a monthly automobile allowance and reimbursement for personal income tax preparation fees. The bonus is calculated by applying the consolidated return-on-equity percentage for that year to the consolidated pre-tax earnings adjusted before the deduction for officer bonus expense and as adjusted for certain financial transactions. The executive bonus percentage is subject to a minimum of 5 percent and a maximum of 15 percent of adjusted consolidated pre-tax earnings of the Corporation. In the event of termination of the agreement by the Corporation other than for cause, as defined, or if the executive resigns as a result of a breach by the Corporation, the agreement provides for payments to such individual in an amount equal to 100 percent of his total compensation for 24 months following the date of termination.

         The Corporation has entered into an employment agreement with William
C. Dennis, Jr., its chief operating officer, which expires September 7, 2002. Under the terms of the agreement, Mr. Dennis will receive a base annual salary of $250,000, a bonus, stock options, a monthly automobile allowance and reimbursement for certain expenses. The bonus is calculated by applying the consolidated return-on-equity percentage for that year to the consolidated pre-tax earnings adjusted before the deduction for officer bonus expense and as adjusted for certain financial transactions. The executive bonus percentage is subject to a minimum of 5 percent and a maximum of 15 percent of adjusted consolidated pre-tax earnings of the Corporation. In the event of termination of the agreements by the Corporation other than for cause, as defined, or if the executive resigns as a result of a breach by the Corporation, the agreements provide for payments to such individual in an amount equal to 100 percent of his total compensation for the remaining term of the agreement.


Employee Investment/Retirement Plans

         Effective May 1, 1999, the Corporation implemented a defined contribution 401(k) Profit Sharing Plan ("401(k) Plan"). The 401(k) Plan amends and restates the Corporation's employee stock ownership plan ("ESOP"), which was effective December 30, 1992. This plan retains the 401(k) profit sharing features of the ESOP, and effective May 1, 1999, deletes the employee stock ownership plan provisions. Those participants who had account balances in the ESOP portion of the plan, as of May 1, 1999 will retain certain ESOP rights, such as the right to receive distributions in the form of employer common stock. All Corporation employees who have completed one year of continuous service and who have attained the age of twenty-one are eligible to participate in the 401(k) Plan. The 401(k) Plan allows employees to elect to contribute up to the greater of fifteen percent of their gross income or the maximum amount of their gross income allowable under current Internal Revenue Code Regulations, to the plan. The amount contributed reduces the employee's taxable compensation. The Corporation has the option to make a matching contribution at the sole discretion of the Corporation. Employer contributions under the 401(k) Plan gradually vest over seven years and employee contributions are fully vested at all times. Plan distributions are paid upon death, disability, retirement or termination of employment, subject to the provisions of the 401(k) Plan and administrative plan policy. The Corporation made a contribution of $20,000 to the 401(k) Plan for the 2000 fiscal year.

         The Corporation's Retirement Savings Plan, which became effective January 1, 1995, is a profit sharing plan. All employees who have completed one year of continuous service and who have attained the age of twenty-one are eligible for the Retirement Savings Plan. Contributions to the Retirement Savings Plan may be made at the sole discretion of the Corporation. The Corporation made a contribution of $30,000 to the Retirement Savings Plan for the 2000 fiscal year.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information concerning the beneficial ownership of the Corporation's Common Stock as of December 15, 2000, by (i) each person known by the Corporation to own more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each of the most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year and (iv) all executive officers and directors of the Corporation as a group. All shares are directly owned by the individual unless otherwise indicated.

     Name and Address of                            Number of         Percent of
     Beneficial Owner                              Shares(1)(2)            Class
     ----------------                              -----------            -----

     The Diego J. Veitia Family Trust (3)            538,006             24.25%

     Diego J. Veitia (3)(4)(5)(6)                    642,752             28.17%

     The IAAC 401(k) Profit Sharing Plan (3)         160,381              7.23%

     Stephen A. Saker (3)(7)                         115,701              5.13%

     Jerome F. Miceli (3)                             54,237              2.44%

     Jeffrey L. Rush (3)(8)                           40,489              1.82%

     William C. Dennis (3)(9)                         36,875              1.65%

     Robert A. Miller (3)(10)                         19,676                 *%

     Tresa N. Veitia--Williamson (3)(11)              6,276                  *%

     Jonathan C. Hinz (3)(12)                          2,035                 *%

     All directors and executive
     officers as a group (13)                        918,041             39.02%
     (8 persons)

--------------------------------------------------------------------------------

     * Less than 1%.
     (1) Except as otherwise stated, all stockholders have sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names.
     (2) Includes shares that can be acquired within 60 days from the date hereof upon the exercise of warrants or options or conversion of convertible securities. Shares subject to issuance upon the exercise of options or warrants or other rights to acquire shares are deemed outstanding for purposes of computing the percentage owned by each person but are not deemed to be outstanding for the purpose of computing the outstanding percentage of any other persons.
     (3) 250 Park Avenue South, Suite 200, Winter Park, Florida 32789.
     (4) Includes 538,006 shares held by The Diego J. Veitia Family Trust (the "Trust"). Mr. Veitia is Chairman of the Board of the Corporation and the settlor, sole trustee and primary beneficiary of the Trust and, as such, may be deemed the beneficial owner of the shares held by the Trust under rules and regulations promulgated by the SEC.

     (5) Includes 26,378 shares subject to one fully exercisable option from the Corporation and 35,970 shares subject to one partially exercisable option from the Corporation.
     (6) Includes 42,398 shares held in the IAAC 401(k) Profit Sharing Plan.
     (7) Includes 30,031 shares subject to two fully exercisable options from the Corporation and 4,796 shares subject to one partially exercisable option from the Corporation. Also, includes 43,874 shares held in the IAAC 401(k) Profit Sharing Plan.
     (8) Includes 2,180 shares subject to one partially exercisable option from the Corporation.
     (9) Includes 19,275 shares subject to one partially exercisable option from the Corporation.
     (10) Includes 9,592 shares subject to two partially exercisable options from the Corporation.
     (11) Includes 3,597 shares subject to one partially exercisable option from the Corporation. Also, includes 17 shares held in the IAAC 401(k) Profit Sharing Plan.
     (12) Includes 1,799 shares subject to one partially exercisable option from the Corporation. Also, includes 236 shares held in the IAAC 401(k) Profit Sharing Plan.
     (13) Includes 56,409 shares subject to fully exercisable options and 77,209 shares subject to partially exercisable options in the favor of Messrs. Veitia, Saker, Rush, Dennis, Miller, and Hinz and Ms. Veitia-Williamson from the Corporation.


                Compliance with Section 16(a) of the Exchange Act

         Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Company's executive officers, directors and owners of in excess of 10% of the issued and outstanding common stock are required to file with the SEC reports of ownership and changes in ownership of the common stock of the Company. Copies of such reports are required to be furnished to the Company.

         Based solely on the review of such reports, the Company is aware of one matter that resulted in late filings under Section 16(a) by three reporting individuals and the Company's 401(k) Profit Sharing Plan (the "Plan"). On November 30, 2000, Diego J. Veitia, Jerome F. Miceli, Stephen
     A. Saker and the Plan filed Form 5 reports reflecting share ownership changes resulting from a name and structure change whereby the former International Assets Advisory Corporation Employee Stock Ownership Plan was restructured into the Plan. The changes in ownership resulting from these changes to the Plan should have been reported by Messrs. Veitia, Miceli and Saker and the Plan under Section 16(a) when the Plan was originally restated in May, 1999 and subsequently in January, 2000 when the Plan disposed of some of its Company shares.

         In addition, Stephen A. Saker, an executive officer and director of the Company, did not report in a timely manner under Section 16(a) a gift of 600 shares of the common stock of the Company to a charity on September 28, 2000. Mr. Saker subsequently reported this gift on a Form 5 filed on November 30, 2000.

     The Company believes that during fiscal year 2000, all other executive officers and directors complied with the Section 16(a) requirements.


                 Certain Relationships and Related Transactions

         During November 1999 the Board of Directors of the Corporation approved a consulting agreement with Jerome F. Miceli, the former President of the Corporation, who continues to serve on the Board of Directors of the Corporation, for a six month duration from December 15,

1999 through June 15, 2000, for a fee of $6,000 per month. After June 15, 2000 Mr. Miceli was compensated in the same manner as the Corporation's other outside directors.

       On January 4, 2000 the Corporation made a loan to Diego J. Veitia, the CEO of the Corporation, pursuant to the execution and receipt of a $250,000 promissory note due January 3, 2001. The promissory note includes interest of 6 percent per annum. The loan to officer was previously approved by the Corporation's Board of Directors. As of September 30, 2000 the remaining principal balance of the promissory note including accrued interest is approximately $139,285.

       On August 28, 2000 the Corporation made a loan to Stephen A. Saker, Vice President of the Corporation, pursuant to the execution and receipt of a $66,000 promissory note due August 27, 2001. The promissory note includes interest of
6.27 percent per annum. As of September 30, 2000 the remaining principal balance of the promissory note including accrued interest is approximately $66,386.

       The Corporation has engaged, on a task-by-task basis, a creative design firm that is partially owned by a spouse of an officer of the Corporation. The Corporation incurred promotional expense related to this creative design firm totaling approximately $121,000 and $47,000 during the years ended September 30, 2000 and 1999, respectively.

         The Corporation believes that all prior transactions between the Corporation and its officers, directors or other affiliates of the Corporation were on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis. However, as the requisite conditions of competitive, free-market dealings may not exist, the foregoing transactions cannot be presumed to have been carried out on an arm's-length basis, nor upon terms no less favorable than had unaffiliated parties been involved.


                                  OTHER MATTERS

Stockholder Proposals

          Any stockholder desiring to present a proposal for consideration at the 2002 Annual Meeting of Stockholders, should submit such proposal in writing so that it is received by the Corporation at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789, by not later than September 14, 2001.

Availability Of 10-KSB

          The Corporation will provide to shareholders, without charge, a copy of the Corporation's Annual Report on Form 10-KSB upon written request. Such requests should be submitted to Jonathan C. Hinz, Chief Financial Officer, International Assets Holding Corporation, 250 Park Avenue South, Suite 200, Winter Park, Florida 32789. Exhibits to Form 10-KSB will also be provided upon specific request.

                                            Diego J. Veitia
                                            Chairman

January 12, 2001

                    INTERNATIONAL ASSETS HOLDING CORPORATION
                                 PROXY STATEMENT

                                    EXHIBIT A

                    INTERNATIONAL ASSETS HOLDING CORPORATION
                                STOCK OPTION PLAN

        International Assets Holding Corporation, a Delaware corporation (the "Company") hereby adopts a stock option plan (the "Plan") for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.

         1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under
Section 422A of the Internal Revenue Code of 1986.

         2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

                  (a) "Board of Directors" means the board of directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

                  (c) "Company" means International Assets Holding Corporation, a Delaware corporation.

                  (d) "Eligible Employee" means all directors, consultants, officers, and executive, managerial, and other key employees of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422A of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

                  (e) "Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock which is intended to qualify as an "incentive stock option," as defined in Section 422A of the Code.

                  (f) "Nonqualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock which is not intended to qualify as an "incentive stock option" as defined in Section 422A of the Code.

                  (g) "Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

                  (h) "Option Agreement" means a written agreement by and between the Company and an optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

                  (i) "Optionee" means any Eligible Employee who is granted an Option as provided in the Plan.

                  (j) "Parent" means any present or future "parent corporation" of the Company as such term is defined in Section 425 (e) of the Code and which the Board of Directors of the Company has elected to be covered by the Plan.

                  (k)      "Plan" shall mean the Company's Stock Option Plan.

                  (1) "Stock" means authorized and unissued shares of the Company's Common Stock, $.Ol par value per share, or treasury shares of such class.

                  m) "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 425(f) of the Code and which the Board of Directors has elected to be covered by the Plan.

                  (n) where applicable, the terms used in this Plan have the same meaning as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.

         3.       Stock Subject to Option.

                  (a) Total Number of Shares. The total number of shares of Stock which may be issued by the Company to all Optionees under this Plan is 839,000 shares (as amended October 31, 1998 and approved by shareholders February 16, 1999 and further adjusted for stock dividends). The total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

                  (b) Expired Options. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

         4.       Administration of the Plan.

                  (a) Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting, or reduced to writing and signed by all of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

                  (b) Compensation Committee. The Board of Directors may from time to time appoint a Compensation Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

                  (c) Compliance with Internal Revenue Code. The Board of Directors (or committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of
Section 422A of the Code.

         5.       Selection of Optionees.

                  (a) Discretion of the Board of Directors. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.

                  (b) Limitation on Grant of 0ptions. An Incentive Stock Option may not be granted to any optionee if the grant of such Option to such Optionee would otherwise cause the aggregate fair market value (determined at the time the Option is granted) of the Stock for which Options are exercisable for the first time by such Optionee under all incentive stock option plans of the Company during any calendar year to exceed $100,000. Nonqualified Stock Options may be granted to Eligible Employees at the sole discretion of the Board of Directors.

         6. Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify such Options as Incentive Stock Options or Nonqualified Stock Options.

         7.       Option Prices.

                  (a) Determination of Option Price. The option price for Stock shall not be less than one hundred- percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for Stock granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option.

                  (b) Determination of Fair Market Value. For the purpose of this Plan, the fair market value of the Stock on the date of granting an Option shall be determined by the Board of Directors in accordance with the applicable regulations under the Code.

                  (c) Determination of Stock Ownership. For purposes of paragraphs 7 and 8, an Optionee's common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 425(d) of the Code.

         8. Term of Option. The term of an Option may vary within the sole discretion of the Board of Directors, provided, however, that the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option. An Incentive Stock Option may be canceled only in connection with the termination of employment or death of the Optionee (as more particularly described in paragraph 9 hereof). A Nonqualified Stock Option may be canceled only in connection with the termination of employment (or consulting contract) or death of an Optionee, or the removal or resignation of an Optionee who is a director.

         9.       Exercise of Option.

                  (a) Limitation on Exercise of Option. Except as otherwise provided herein, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement.

                  (b) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in "Continuous Employment" with the Company or is continually on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable;

                           (i)      for a period ending ninety (90) days after
the Optionee has terminated his Continuous Employment with the Company, unless the Optionee was terminated for cause by the Company in which case the Option terminates on notice of termination of employment; or

                           (ii)     for a period ending ninety (90) days after
the removal or resignation of the Optionee from the Board of Directors, which such Optionee has served; or

                           (iii)    by the estate of the Optionee, within one
(1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Parent, Subsidiary, or any successor thereof; or

                           (iv)     within one (1) year after the Optionee's
employment with the Company terminates, if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the cause of termination.

         For purposes of this Plan, the term "Continuous Employment" shall mean the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof. The term "cause" as used in this subparagraph 9(b) shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, willful disobedience or insubordination;
(iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

                  (c) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of an Option, an Optionee may exercise an Option, in whole or in part, by written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

                  (d) Payment for Option Stock. The exercise of any option shall be contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. For purposes of this paragraph 9, shares of the Company's Common Stock that are delivered in payment of the option price shall be valued at their fair market value, as determined under the provisions of the Plan. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

                  (e) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Stock is greater than the full option price of such share of Stock (at the date of calculation as set forth below), in lieu of exercising any Option for cash, the Board of Directors, in its sole discretion, may allow the Optionee to elect to receive Stock equal to the value (as determined below) of the Option (or the portion thereof being exercised) by surrender of such Option at the principal office of the Company together with the properly endorsed Notice of Exercise of Option, in which event the Company shall issue to the Optionee a number of shares of Stock computed using the following formula:

               X = Y (A-B)
                   --------
                      A


         Where   X = the number of shares of Stock to be issued to the Optionee

                 Y = the number of shares of Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)

                 A = the fair market value of one share of the Company's Stock
                     (on the, date a properly completed and executed Notice of Exercise of Option is delivered to the Company)

                 B = the full Option price of one share of Stock being purchased
                     (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Stock shall be determined by the Company's Board of Directors in good faith; provided; however, that where there is a public market for the Company's Stock, the fair market value per share shall be the average of the closing bid and asked prices of the Company's Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) for the five (5) trading days prior to the date of determination of fair market value.

                  (f) Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

         10. Nontransferability of 0ptions. Except as otherwise provided in paragraph 9(b)(iii) and (iv) hereof, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

         11.      Compliance with the Securities Laws.

                  (a) Optionee's Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his Option, he shall furnish a written statement to the Company that he is acquiring such shares of Stock for investment purposes only and that he has no intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the shares of Stock pertaining to the Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Florida securities laws, or any other state securities laws. In the event that shares of Stock subject to the Option are registered with the Securities and Exchange Commission, an optionee shall no longer be required to comply with this subparagraph 11(a).

                  (b) Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

                  (c) Restrictions on Transfer of Shares. Subject to the Company's repurchase agreement and right of first refusal, as more particularly set forth in paragraph 14 hereof, the shares of Stock acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such shares of Stock may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or
(ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

                  (d) Restrictive Legend. In order to enforce the restrictions imposed upon shares of Stock under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing shares of Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

                  "The shares of Common Stock evidenced by this certificate have been issued under the International Assets Holding Corporation Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.

                  These shares have not been registered under the Securities Act of 1933, as amended (the"Act"), the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available.

                  These shares are subject to a repurchase agreement and right of first refusal as set forth in the Stock Option Agreement dated ______________, by and between the shareholder and International Assets Holding Corporation and any sale, transfer, gift, pledge, or encumbrance of these shares is subject to this repurchase agreement and right of first refusal."

         12. Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional shares.

         13. Reorganization, Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is involved, in which the Company is not a surviving corporation, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of all Options previously issued upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

         14.      Option to Repurchase; Right of First Refusal.

                  (a) Company's Option. Any Stock purchased pursuant to this Plan shall be subject to an option to repurchase such Stock by the Company until the Company becomes publicly held. Such option may be exercised by the Company during said period only in the event of the voluntary termination of employment or the involuntary termination of employment of the Optionee (except in the event of a sale or liquidation of the Company in an acquisition), or in the event of the resignation or removal of the Optionee from the Board of Directors of the Company or any Parent, Subsidiary or successor thereof. The Company must elect to exercise the option to repurchase within sixty (60) days following the termination of the Optionee, otherwise such option shall expire. In order to exercise the option, the Company must notify the Optionee of its intent to exercise its option by mailing a notice to the Optionee or the representative of the Optionee's estate at the last address contained in the Company's files for such Optionee. Such notice shall state that the Company intends to exercise its option and shall state the purchase price per share which will be paid by the Company and the date on which such option will be exercised, which date will not be earlier than ten
                           (10) days
                           following the date of mailing said notice nor later than sixty (60) days following the date (the "Termination Date") of termination of employment, resignation or removal from the Board of Directors, or death of the Optionee, as the case may be. Such purchase price shall be the fair market value of the Stock as determined by the Board of Directors as of the Termination Date. The purchase price shall be evidenced by a promissory note, bearing interest at the applicable federal rate under Section 1274(d) of the Code. Payments on said note shall be made in three (3) equal annual installments commencing six
                           (6) months after the Termination Date.


                  (b) Right of First Refusal. Until the Company becomes publicly held, the Company will have the irrevocable right, privilege, and option to purchase any Stock purchased by the Optionee pursuant to an option at any time when the Optionee or any subsequent holder of said Stock ("Holder") receives a bona fide offer to purchase part or all of said Stock by any other party, which offer is acceptable to such Optionee or Holder, at the same price and upon the same terms as such other party offers for the Stock or at fair market value of the Stock as determined by the Board of Directors, whichever price is lower. If the Optionee or Holder objects to the fair market value set by the Board of Directors, the Optionee has the right to have the Stock appraised by a qualified, independent appraiser with the cost of such appraisal to be paid by the Optionee or Holder. After such appraisal, the Company shall have the option to purchase the Stock on the terms of the bona fide offer or the appraisal, whichever is less. The Optionee or Holder will, upon receipt of such an offer, notify the Board of Directors of such offer and provide the Board with a copy of the written offer signed by the offeror, and the Company will then be allowed thirty (30) days from the date the Board of Directors receives such notice, not counting the day of receiving the same, within which to notify the Optionee or Holder of the Company's intention to exercise this option. Thereafter, the Company shall enter into an agreement in writing with the Optionee or Holder within fifteen (15) days to effectuate the purchase. Payment shall be deemed to have been made by the Company, its successor or assignee, upon the deposit of a check for the full purchase price in the U.S. Mail, addressed to the Optionee at the Optionee's last known address. Any Optionee or Holder shall not sell the Stock to any other party until he has conformed to the requirements of this paragraph 14 and the Company has failed or refused to exercise its option. This right of first refusal will continue until the Company becomes publicly held. As used in this paragraph 14, "Optionee" shall include the executor or administrator of the estate of the Optionee or the person to whom the Stock shall pass by will or by the laws of descent and distribution.

                  (c) Delivery of Stock Certificates. Upon receipt of any notice, pursuant to paragraphs 14(a) or 14(b) hereof from the Company, the Optionee shall deliver the certificate(s) representing such shares of Stock to the Company within ten (10) days from the date of such notice, along with a properly executed stock power authorizing the Company to transfer said shares to the Company, its successor or assignee.

         15. Escrow. In order to enforce the restrictions imposed upon shares under this Plan, the Board of Directors or Stock Option Plan Committee may require any Optionee to enter into an Escrow Agreement providing that the certificates representing shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

         16. Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

         17.      Optionee's Rights as a Holder of Shares.

                  (a) Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates of such shares of Stock are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in paragraph 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                  (b) Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the shares of Stock registered in their names. A stock certificate representing dividends declared and paid in shares of Stock shall be issued and delivered to the purchaser after such shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

                  (c) Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the shares of Stock purchased.

         18.      Amendment and Termination of the Plan.

                  (a) Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time; provided, however, that
(i) any such amendment or termination shall not adversely affect the rights of Optionees who were granted Options prior thereto, (ii) any such amendment shall not result in a "modification" of any Option within the meaning of Section 425(h) of the Code and (iii) any amendment which increases the total number of shares of Stock covered by this Plan or changes the definition of Eligible Employee shall be subject to obtaining the approval of the Company's shareholders.

                  (b)      Automatic Termination. This Plan shall terminate ten
(10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this subparagraph 18(b). Any Option outstanding at the time the Plan is terminated under this subparagraph 18(b) shall remain in effect until the Option is exercised or expires.

         19.      Miscellaneous.

                  (a) Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

                  (b) Effective Date of the Plan. The effective date of this Plan shall be the earlier of the date on which the Board adopts the Plan, or the date of its approval by the shareholders of the Company.

                  (c) Employment. Nothing in the Plan or in any option granted hereunder, or in any Stock option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.

                  (d) Plan Binding. The Plan shall be binding upon the successors and assigns of the Company.

                  (e) Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

                  (f) Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.

                  (g) Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

Adopted by the Board of Directors on January 23, 1993.

Adopted by the Shareholders on November 10, 1993.

                                      Proxy
                    International Assets Holding Corporation

                              250 Park Avenue South
                                    Suite 200
                           Winter Park, Florida 32789

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS DIEGO J. VEITIA AND STEPHEN A. SAKER, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE; AND HEREBY AUTHORIZES THEM, OR ANY OF THEM, TO REPRESENT AND VOTE ALL THE SHARES OF COMMON STOCK OF INTERNATIONAL ASSETS HOLDING CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON DECEMBER 29, 2000, AT THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 15, 2001, OR ANY ADJOURNMENT THEREOF:

1. On the ELECTION OF DIRECTORS __________ FOR all nominees listed (except as marked to the contrary below)

                                __________ WITHHOLD AUTHORITY to vote for all
                                           nominees listed below

Diego J. Veitia   William C. Dennis, Jr.   Stephen A. Saker   Jerome F. Miceli
Robert A. Miller   Jeffrey L. Rush

(Instruction to withhold authority to vote for any individual nominee: place a line through the nominee's name.)

2. To approve the selection of KPMG Peat Marwick LLP as auditors for the period October 1, 2000 to September 30, 2001.

    _____________ FOR      _____________ AGAINST      _____________ ABSTAIN

3. To approve the amendment to the International Assets Holding Corporation Stock Option Plan to increase the total number of shares available for issuance under the Plan from 839,300 to 1,339,300 shares.

    _____________ FOR      _____________ AGAINST      _____________ ABSTAIN

3. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified in the foregoing items 1 , 2, and 3 by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the five nominees named in the proxy statement; FOR the approval of KPMG LLP; FOR approval of the amendment to the International Assets Holding Corporation Stock Option Plan and in the discretion of management as to any other matter which may come before the meeting.


                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature(s) of Stockholder(s)

                                       Dated _______________________, 2001

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                       2